UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2016 (September 7, 2016)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York		10022-4608
(Address of Principal Executive Offices)		(Zip Code)

Office of Investor Relations    212-836-2674

Office of the Secretary     212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 7, 2016, the Board of Directors (the “Board”) of Alcoa Inc. (the “Company”), upon recommendation of its Governance and Nominating Committee, appointed Amy Alving, Julie Richardson, and Rajiv Gupta as directors of the Company, in each case effective as of the Company’s previously announced separation into two independent, publicly-traded companies: the Company, which will be renamed “Arconic Inc.” (“Arconic”), and a new public company, Alcoa Upstream Corporation, which will be renamed Alcoa Corporation (“Alcoa Corporation”) at the time of separation. The separation is expected to be completed in the second half of 2016. Mmes. Alving and Richardson and Mr. Gupta will be appointed to serve on one or more Board committees at a later date.

Mmes. Alving and Richardson and Mr. Gupta will receive compensation for their service on the Board pursuant to the compensation program for the Company’s non-employee directors, as in effect from time to time during their service on the Board. The Company’s current non-employee director compensation program is described on pages 19-21 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2016. In addition, the Company will enter into indemnity agreements with each of Mmes. Alving and Richardson and Mr. Gupta, in the form approved in principle by the Company’s shareholders and which the Company has entered into with each of its directors to supplement the indemnification coverage provided by the Company’s Articles of Incorporation and By-Laws and the Pennsylvania Business Corporation Law. (See Form of Indemnity Agreement between Alcoa and individual directors or officers, incorporated by reference to exhibit 10(j) to Alcoa’s Annual Report on Form 10-K (Commission file number 1-3610) for the year ended December 31, 1987.)

Item 7.01	Regulation FD Disclosure.

The expected Board of Directors for each of Arconic and Alcoa Corporation after the separation, and the biographies of each of Mmes. Alving and Richardson and Mr. Gupta are available online in the “Boards of Directors for Future Arconic and Alcoa Corporation” section of the Company’s website at http://www.alcoa.com/two-strong-companies/future_board_members.asp.

The information in this Item 7.01 of the Current Report on Form 8-K is being furnished in accordance with the provisions of General Instruction B.2 of Form 8-K. The furnishing of this Item 7.01 of Form 8-K will not be deemed an admission that such information includes material information that is not otherwise publicly available.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,”

“intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect the Company’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding the separation transaction. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) uncertainties as to the timing of the separation and whether it will be completed; (b) the possibility that various closing conditions for the separation may not be satisfied; (c) the outcome of contingencies, including legal proceedings; (d) the impact of the separation on the businesses of the Company; (e) the risk that the businesses will not be separated successfully or such separation may be more difficult, time-consuming or costly than expected, which could result in additional demands on the Company’s resources, systems, procedures and controls, disruption of its ongoing business and diversion of management’s attention from other business concerns; and (f) the other risk factors discussed in the Company’s Form 10-K for the year ended December 31, 2015, and other reports filed with the U.S. Securities and Exchange Commission. The Company disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Audrey Strauss
	Name:	Audrey Strauss
	Title:	Executive Vice President, Chief Legal Officer and Secretary

Date: September 13, 2016